UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             March 18, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On March 18, 2010, Darling International Inc. issued a press release announcing that the U.S. Department of Energy (DOE) has notified Darling and Valero Energy Corporation that their proposed joint venture project to build a renewable diesel facility has been selected by the Loan Guarantee Program Office (LGPO) for due diligence review.  Although the project has been accepted by the LGPO for due diligence review, there is no assurance that the project will be offered a term sheet or approved for a conditional commitment or that the parties will be able to negotiate a loan agreement on acceptable terms.  Accordingly, Darling can provide no assurance that the joint venture project will proceed.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 18, 2010 (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: March 18, 2010	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT LIST

99.1	Press Release dated March 18, 2010 (furnished pursuant to Item 8.01).